Exhibit 99.1

Press Release

RLJ Lodging Trust Completes Merger with FelCor Lodging Trust

Bethesda, MD, September 1, 2017 — RLJ Lodging Trust (“RLJ”) (NYSE: RLJ) today announced that it has completed its merger with FelCor Lodging Trust Incorporated (“FelCor”). This transaction was previously approved by RLJ’s shareholders and FelCor’s stockholders at their respective special meetings held on August 15, 2017. The combined company, headquartered in Bethesda, Maryland, will retain the RLJ name and will trade under the existing ticker “RLJ” on the New York Stock Exchange.

“We are pleased to complete this transformative merger that creates the preeminent lodging REIT in the upscale focused-service and compact full-service space,” commented Ross H. Bierkan, President and Chief Executive Officer of RLJ Lodging Trust. “Over the coming months we look forward to realizing the benefits of our expanded platform and executing our strategic plan to drive long-term shareholder value.”

Leadership

The combined company will continue to be led by Robert L. Johnson as Executive Chairman, Ross H. Bierkan as President and Chief Executive Officer, and Leslie D. Hale as Chief Operating Officer and Chief Financial Officer. Concurrently with the completion of the merger, the number of trustees on RLJ’s Board of Trustees was increased to eight. Patricia L. Gibson, a former director of FelCor, joined the existing seven members on RLJ’s Board of Trustees.

Transaction Terms

Effective as of the merger, shares of FelCor common stock will no longer trade on the New York Stock Exchange. Each former share of FelCor common stock has been converted into 0.362 newly issued RLJ common shares. FelCor’s operating units have been exchanged for limited partnership units in RLJ’s operating partnership at a similar exchange ratio of 0.362.

In addition, each outstanding share of FelCor’s $1.95 Series A cumulative convertible preferred stock has been converted into a newly created Series A cumulative convertible preferred share of RLJ. The RLJ Series A preferred shares will be listed on the New York Stock Exchange under the symbol “RLJprA”.

Advisors

Barclays acted as financial advisor and Hogan Lovells and Arent Fox acted as legal advisors to RLJ in connection with the merger.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company’s portfolio consists of 158 hotels with approximately 31,180 rooms located in 26 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss the expectations of RLJ and/or FelCor are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward looking statements, which are based on current expectations, estimates and projections about the industry and markets in which RLJ operates and beliefs of and assumptions made by RLJ management, involve uncertainties that could significantly affect the financial results of the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” and “might” and variations of such words and similar expressions are intended to identify such forward looking statements, which generally are not historical in nature. Such forward-looking statements may include, but are not limited to, statements about the anticipated benefits of the merger between RLJ and FelCor, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, the timing of future events, anticipated administrative and operating synergies, the anticipated impact of the merger on net debt ratios, cost of capital, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, and descriptions relating to these expectations. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in the real estate industry, financial markets and interest rates, or to the business or financial condition of either company or business (iii) increased or unanticipated competition for the companies’ properties, (iv) risks associated with acquisitions, including the integration of the combined companies’ businesses, (v) the potential liability for the failure to meet regulatory requirements, including the maintenance of REIT status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger and the timing of the closing of the merger, (ix) the outcome of claims and litigation involving or affecting either company, (x) applicable regulatory changes, and (xi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by RLJ from time to time, including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q. RLJ does not undertake any duty to update any forward looking statements appearing in this document.

###

Additional Contacts:

Leslie D. Hale, Chief Operating Officer and Chief Financial Officer, RLJ Lodging
Trust — (301) 280-7774

For additional information or to receive press releases via email, please visit our website:

http://rljlodgingtrust.com